SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: April 13, 2007

(Date of earliest event reported)

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

800 Prime Place, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MEDICAL ACTION INDUSTRIES INC. – 8-K	Filing Date: 4/13/07

Filing Sections

Document	1

Base	1

Cover Page	1

Table of Contents	2

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Financial Statements and Exhibits	3

Signatures	4

Exhibits

Exhibits	1

Additional Exhibit 10	1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, Registrant and Paul D. Meringolo mutually agreed to terminate Mr. Meringolo’s Employment Agreement dated February 1, 1993, as modified (“Employment Agreement”). Mr. Meringolo’s Employment Agreement covered the five (5) years ending March 31, 2008 and provided for a salary at an annual rate of $250,000, together with cost of living increments, the reimbursement of medical expenses not otherwise covered by the Company’s medical plans, up to a maximum of $5,000, and the use of a Company automobile. Mr. Meringolo will receive his cost of living increment through September 30, 2006. For fiscal 2006, Mr. Meringolo’s cost of living increment was $383,977.

In lieu of his Employment Agreement, Mr. Meringolo will receive an annual salary of $500,000, in addition to the reimbursement of medical expenses not otherwise covered by the Company’s medical plans, up to a maximum of $5,000, and the use of a Company automobile. Also, Mr. Meringolo will be entitled to participate in other benefit programs, including a discretionary bonus award for fiscal 2007, generally available to the other senior executives of the Company. This is consistent with the Company’s performance-based employment and compensation philosophy.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

(10) Letter Agreement dated April 13, 2007 between Registrant and Paul D. Meringolo.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Richard G. Satin
Richard G. Satin,
Vice President of Operations and General Counsel
(Principal Financial Officer)

Dated: April 13, 2007